EXHIBIT 10.5

KORU MEDICAL SYSTEMS, INC.

2024 Omnibus Equity Incentive Plan

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Pursuant to this Performance Share Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the KORU Medical Systems, Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”), KORU Medical Systems, Inc. (the “Company”) grants an Award of performance share units (“PSUs”), as set forth below.

Summary of Award Terms:

Name of Grantee: ___________ (the “Grantee”)

Date of Grant: ____________ (the “Grant Date”)

Target Number of Shares: ___________ (the “Target Shares”)

Performance Period: ____________ until the earlier of (i) ____________ and (ii) the date of a Change in Control (“Performance Period”)

Vesting/Earn-Out: The PSUs shall vest only upon the achievement of the applicable Performance Goals for the above-referenced Performance Period. Depending on the Company’s actual achievements, the Grantee may earn between 0% and 150% of the Target Shares based on ____________, multiplied by between 0.5 to 1.5 times of the earned Target Shares based on ______________, all as further described on Exhibit A to this Award Agreement.

Performance Goals: The number of PSUs earned by the Grantee at the end of the Performance Period, if any, will be determined by the Compensation Committee, in its sole but reasonable discretion, based on the satisfaction of Performance Goals identified in Exhibit A to this Award Agreement.

Settlement Date: As soon as practicable following the end of the Performance Period, but no later than March 15th following the last day of the Performance Period (the “Settlement Date”).

Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.

1.         Grant of PSUs.

(a)        Pursuant to Section 9 of the Plan, subject to the terms and conditions of this Award Agreement and the Plan, the Company hereby grants to the Grantee on the Grant Date an Award of PSUs up to the Target Shares. Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The number of PSUs that the Grantee actually earns for the Performance Period (up to a maximum of the Target Shares) will be determined by the level of achievement of the Performance Goals in accordance with Exhibit A.

(b)        The Award, including the Compensation Committee’s determination of the satisfaction of Performance Goals, shall be subject to adjustment by the Compensation Committee (i) as provided in the Plan and (ii) in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, unusual or nonrecurring events affecting the financial statements of the Company or any Affiliate, or changes in applicable laws, regulations or accounting principles, if the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the Award or necessary to comply with applicable laws, rules, or regulations.

2.         Vesting.

(a)        The Award is subject to the vesting terms set forth in the Summary of Award Terms above, except as may otherwise be provided in this Award Agreement or in the Plan. Any portion of the Award that does not vest for any reason shall automatically be cancelled and terminated and be of no further force and effect.

(b)        If the Grantee has a Termination of Affiliation prior to the end of the Performance Period for any reason, then except as provided in an employment agreement between the Company and the Grantee then in effect, the Grantee shall forfeit, and shall have no further rights or interest with respect to, any of the PSUs granted hereby that remain unvested, with automatic and immediate effect (after giving effect to any applicable vesting acceleration provision) as of the date of the Grantee’s Termination of Affiliation.

3.         Settlement of Award.

(a)        On or as soon as practicable after the Settlement Date, the Company will, in full satisfaction of the PSUs granted hereby, pay to the Grantee the amount owed, as determined by the Compensation Committee, in whole shares of Common Stock of the Company (the “Shares”), rounded down to the nearest whole Share.

(b)        Notwithstanding anything herein to the contrary, no transfer of Shares shall become effective until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable laws, regulations of government authority, and the requirements of any securities exchange on which Shares may be traded.

(c)        The Compensation Committee may, as a condition to the issuance of Shares, require the Grantee to make covenants and representations and/or enter into agreements with the Company to reflect the Grantee’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.

(d)        The transfer of Shares pursuant to this Award Agreement shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Compensation Committee deems necessary or desirable), the transfer of shares to a brokerage account in the name of the Grantee, and/or other appropriate means as determined by the Compensation Committee.

(e)        Unless and until any Shares are issued in settlement of the Award on the Settlement Date, the Award shall not confer to the Grantee any rights or status as a stockholder of the Company. Unless otherwise determined by the Compensation Committee, the Grantee shall not be entitled to any Dividend Equivalents declared with respect to Shares deliverable in connection with vested PSUs which have been earned, but not yet delivered to the Grantee.

4.         Clawback. If the Company’s financial statements are the subject of a restatement (i) due to material non-compliance with any financing reporting requirement under the federal securities laws, even if such restatement was not the result of any misconduct or error of the Grantee, (ii) in order to correct errors that were immaterial to previously issued financial statements but would result in a material misstatement if the errors were left uncorrected in future filings under the federal securities laws; or (iii) to correct errors that are recognized in the current period covered by the financial statements, then, to the extent permitted by governing law, the Company shall seek reimbursement of excess incentive compensation paid under the Award to the Grantee for the relevant year(s). In seeking such reimbursement, the Company shall take any and all actions it deems necessary or convenient in order to ensure the prompt reimbursement of all excess incentive compensation, taking into consideration the speed and cost of available options and the particular facts and circumstances of each such reimbursement. In addition, if the Company’s financial statements are the subject of a restatement or correction of error due, in whole or in part, to a Grantee’s misconduct, to the extent permitted by governing law, the Company may seek reimbursement of all incentive compensation paid under the Award to the Grantee for the relevant year(s). For purposes hereof, excess incentive compensation means the positive difference, if any, between (a) the Fair Market Value of the Shares issued to the Grantee and (b) the Fair Market Value of the Shares that would have been issued to the Grantee had the achievement of the Performance Goals been calculated based on the Company’s financial statements as restated. In addition, the Company may seek reimbursement of any or all Shares issued pursuant to this Award Agreement in the event the Board or the Compensation Committee determines, in its reasonable judgment, that the Grantee has, or has been negligent in connection with the supervision of someone who has, (x) engaged in fraud, misrepresentation, theft, or embezzlement, (y) engaged in other misconduct (including harassment), or (z) been grossly negligent in connection with the performance of their duties, in each case resulting in Company reputational or financial harm. The foregoing shall be in addition to the terms and conditions of the Company’s Clawback Policy as posted on its website.

5.         Nontransferability. Subject to any exceptions set forth in this Award Agreement or the Plan, during the Restricted Period and until such time as the PSUs are settled in accordance with Section 3, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the PSUs will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

6.         Grantee Representations. By accepting the Award, the Grantee represents and acknowledges the following:

(a)        The Grantee has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting the Award.

(b)        The Grantee has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting, settlement, or conversion of the Award.

(c)        The Grantee understands that neither the grant of this Award nor the Grantee’s participation in the Plan confers any right to continue in the service of the Company or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(d)        The Grantee consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data by the Company, any Affiliate, the Compensation Committee, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Grantee’s participation in the Plan. The Grantee agrees to promptly notify the Company of any changes in the Grantee’s name, address, or contact information during the entire period of Plan participation.

7.         Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Compensation Committee may adjust the number of Target PSUs subject to the Award in accordance with Section 4.2 of the Plan.

8.         Tax Liability and Withholding.

(a)        The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Compensation Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Compensation Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the PSUs; provided, however, that no Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; and (iii) delivering to the Company previously owned and unencumbered Shares.

(b)        Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any shares; and (ii) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.         Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.       Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Award Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

11.       Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

12.       Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Grantee or the Company to the Compensation Committee (excluding the Grantee if the Grantee serves on the Compensation Committee) for review. The resolution of such dispute by the Compensation Committee shall be final and binding on the Grantee and the Company.

13.       PSUs Subject to Plan. This Award Agreement is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.       Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

15.       Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

16.       Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Award Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

17.       Amendment. The Compensation Committee has the right to amend, alter, suspend, discontinue, or cancel the PSUs, prospectively or retroactively; provided that no such amendment shall adversely affect the Grantee’s material rights under this Award Agreement without the Grantee’s consent.

18.       Section 409A. It is intended that this Award Agreement is exempt from Internal Revenue Code Section 409A and the interpretive guidance thereunder (“Section 409A”), and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Award Agreement would fail to comply with applicable requirements of Section 409A, the Company may, in its sole and absolute discretion and without requiring the Grantee’s consent, make such modifications to this Award Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Award Agreement will satisfy the provisions of Section 409A. If (i) the Grantee’s right to payment is subject to Section 409A, and (ii) the Grantee is a specified employee (within the meaning of Section 409A) as of the date of the Grantee’s Termination of Affiliation, then, to the extent necessary to comply with Treasury Regulation sections 1.409A-3(i)(2), settlement of the Award shall be delayed until the earlier of (A) the date which is six months after the Grantee’s separation from service, or (B) the date of the Grantee’s death.

19.       Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Award Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

KORU MEDICAL SYSTEMS, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

GRANTEE

____________________________________

Grantee’s Name:______________________